SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2004


             SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-6658          04-2217279
___________		____________	_____________
(State or other   (Commission       (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                     70 Orville Drive
                  Bohemia, New York 11716
_____________________________________________
   (Address of principal executive offices)


                       (631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


                       Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 30, 2004, Registrant entered into employment agreements, dated as of September 1, 2004, with Helena R. Santos, its President, Chief Executive Officer and Chief Financial Officer, and Robert
P. Nichols, its Executive Vice President. The agreements replaced employment agreements which were to expire by their terms on December 31, 2004.

The new agreements provide for their continued employment through December 31, 2006 at a $10,000 per annum increase of their base annual salary to $110,000 for Ms. Santos and to $105,000 for Mr. Nichols for the period ending December 31,2005. The other terms of the new agreements are substantially the same as the replaced agreements, including (i) the determination of the base salary for the last year of the term at the discretion of the Board but not less than the prior year's base salary; (ii) a bonus at the discretion of the Board; (iii) an 18-month post-termination noncompete covenant; and (iv) insurance policies for the benefit of the Company on the lives of Ms. Santos and Mr. Nichols at the principal amounts of $500,000 and $250,000, respectively.


ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) not applicable

(c) Exhibits


Exhibit No.		Exhibit
___________		_______
10A-1	Copy of Employment Agreement between Registrant and
Helena R. Santos dated as of September 1, 2004.

10A-2	Copy of Employment Agreement between Registrant and
Robert P. Nichols dated as of September 1, 2004.









                                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SCIENTIFIC INDUSTRIES, INC.
                                         (Registrant)


Date:	August 30, 2004
						    By: /s/ Helena R. Santos
						    Helena R. Santos,
						    President and Chief Executive
 						    Officer